UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017 (August 22, 2017)

Vanguard Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Management Incentive Plan

On August 22, 2017, the Company’s Compensation Committee (“Committee”) recommended the approval of, and the Company’s board of directors approved, the Vanguard Natural Resources, Inc. 2017 Management Incentive Plan (the “2017 Plan”), which will assist the Company in attracting, motivating and retaining key personnel and will align the interests of participants with those of shareholders.

The maximum number of shares of common stock available for issuance under the 2017 Plan is 2,233,333 shares.

The 2017 Plan will be administered by the Committee or, in certain instances, its designee.
Employees, directors, and consultants of the Company and its subsidiaries will be eligible to receive awards of stock options, restricted stock, restricted stock units or other stock-based awards at the Committee or its designee's discretion.

The Board may amend, modify, suspend, or terminate the 2017 Plan in its discretion; however no amendment, modification, suspension or termination may materially and adversely affect any award previously granted without the consent of the participant or the permitted transferee of the award. No grant will be made under the 2017 Plan more than 10 years after its effective date.

The foregoing description is qualified in its entirety by reference to the full text of the 2017 Plan, which is incorporated by reference herein in its entirety.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Vanguard Natural Resources, Inc. 2017 Management Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer
Dated: August 25, 2017		(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Vanguard Natural Resources, Inc. 2017 Management Incentive Plan